UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549-1004

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 10, 2015 (September 10, 2015)

ARCBEST CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-19969	71-0673405
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation or organization)	File Number)	Identification No.)

3801 Old Greenwood Road

Fort Smith, Arkansas 72903

(479) 785-6000

(Address, including zip code, and telephone number, including area code, of the registrant’s principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

☐                      Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01 — REGULATION FD DISCLOSURE

ArcBest Corporation (Nasdaq: ARCB) (“ArcBest”) is providing the following update on the most recent information related to its third quarter 2015 financial results and business trends.  ArcBest’s operating companies, which include ABF Freight System, Inc. (“ABF Freight”) and its asset-light logistics subsidiaries, provide complementary transportation services to commercial shippers and household goods moving services to consumers and companies.  ArcBest’s asset-light logistics subsidiaries include: ABF Logistics, Panther Premium Logistics, FleetNet America and ABF Moving.

For the third quarter of 2015 through the end of August compared to the same period last year, ABF Freight’s financial metrics and business trends are as follows:

•                  ABF Freight’s revenue per day decreased approximately 2%.  This consists of an approximate 2% decrease in August 2015 revenue per day and a 1% decrease in July 2015 revenue per day.

•                  ABF Freight’s tonnage per day decreased approximately 2%.  August 2015 tonnage per day decreased approximately 3% while July 2015 tonnage per day decreased approximately 1%.  This quarter’s tonnage comparisons are against solid growth in last year’s third quarter.

•                  ABF Freight’s shipments per day increased approximately 2%.

•                  ABF Freight’s total billed revenue per hundredweight, including fuel surcharge, increased approximately 1%.  This comparison continues to be affected by decreases in fuel surcharges related to lower diesel fuel prices and changes in profile and business mix.

•                  Excluding fuel surcharge, ABF Freight’s Rev/Cwt increase continues to be in the mid-single digits.

For the third quarter of 2015 through the end of August, combined asset-light logistics revenue increased by approximately 8% versus the comparative period in 2014.  This figure includes double digit revenue growth at ABF Logistics, ABF Moving and FleetNet.  Growth at ABF Logistics is a result of continued success in adding new customers, both those who have used other ArcBest services and those who are new to our company.

Through August 2015, Panther’s 3Q’15 revenue decreased by approximately 11% despite an increase of approximately 7% in loads handled.  Panther’s revenue trends are being affected by lower fuel surcharges, the availability of excess capacity in the truckload market and comparisons back to periods of strong load growth.

ArcBest continues to invest in its enterprise platform for offering comprehensive logistics solutions.  As a result, the incremental third quarter costs associated with this initiative are estimated to be comparable to the $1 - $2 million amount that occurred in the second quarter of 2015.

Compared to the same period last year, consolidated net income for the quarter-to-date period through August 2015 was impacted by a $0.03 per share loss in the cash surrender value of life insurance policies. A portion of ArcBest’s cash surrender value of variable life insurance policies includes investments in equity and fixed income securities and, therefore, are subject to market volatility.

The following is a “safe harbor” statement under the Private Securities Litigation Reform Act of 1995:  Statements contained in this report that are not based on historical facts are “forward-looking statements.” Terms such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “forecast,” “foresee,” “intend,” “may,” “plan,” “predict,” “project,” “scheduled,” “should,” “would” and similar expressions and the negatives of such terms are intended to identify forward-looking statements, which are generally not historical in nature. These forward-looking statements are based on management’s current expectations and beliefs concerning future developments and their potential effect on us. Although management believes that these forward-looking statements are reasonable, as and when made, there can be no assurance that future developments affecting us will be those that we anticipate. Our forward-looking statements involve significant risks and uncertainties (some of which are beyond our control) and assumptions that could cause actual results to differ materially from our historical experience and management’s present expectations or projections. Important factors that could cause our actual results to differ materially from those in the forward-looking statements include, but are not limited to: general economic conditions and related shifts in market demand that impact the performance and needs of industries served by ArcBest Corporation’s subsidiaries and/or limit our customers’ access to adequate financial resources; unfavorable terms of, or the inability to reach agreement on, future collective bargaining agreements or a workforce stoppage by our employees covered under ABF Freight’s collective bargaining agreement; relationships with employees, including unions; union and nonunion employee wages and benefits, including changes in required contributions to multiemployer pension plans; competitive initiatives, pricing pressures, the effect of volatility in fuel prices and the associated changes in fuel surcharges on securing increases in base freight rates and the inability to collect fuel surcharges; availability of fuel; default on covenants of financing arrangements and the availability and terms of future financing arrangements; availability and cost of reliable third-party services; disruptions or failures of services essential to the operation of our business or the use of information technology platforms in our business; timing and amount of capital expenditures, increased prices for and decreased availability of new revenue equipment and decreases in value of used revenue equipment; future costs of operating expenses such as maintenance and fuel and related taxes; self-insurance claims and insurance premium costs; governmental regulations and policies, including environmental laws and regulations; potential impairment of goodwill and intangible assets; the impact of our brands and corporate reputation; the cost, timing and performance of growth initiatives; the cost, integration and performance of any future acquisitions; the costs of continuing investments in technology, a failure of our information systems and the impact of cyber incidents; weather conditions; and other financial, operational and legal risks and uncertainties detailed from time to time in ArcBest Corporation’s Securities and Exchange Commission public filings.

For additional information regarding known material factors that could cause our actual results to differ from our projected results, please see our filings with SEC, including our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date hereof. We undertake no obligation to publicly update or revise any forward-looking statements after the date they are made, whether as a result of new information, future events or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARCBEST CORPORATION

(Registrant)

Date:	September 10, 2015	/s/ Michael R. Johns
Michael R. Johns
Vice President — General Counsel
and Corporate Secretary